EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

Name of Subsidiary	Jurisdiction of Incorporation
ATM Deployer Services LLC	Delaware
ATM National, LLC	Delaware
Cardtronics Holdings, LLC	Delaware
Cardtronics USA, Inc.	Delaware
Cardtronics, Inc.	Delaware
CATM Holdings LLC	Delaware
Columbus Merchant Services, LLC	Delaware
Data Path Holdings LLC	Delaware
Moon Inc.	Delaware
NCR (Middle East) Limited	Delaware
NCR Atleos Receivables LLC	Delaware
NCR ATM Holding Corporation	Delaware
NCR ATM International LLC	Delaware
NCR Foreign Investco 1, LLC	Delaware
NCR Indonesia LLC	Delaware
NCR International, Inc.	Delaware
NCR Italia Holdings LLC	Delaware
Quantor Holding LLC	Delaware
TIAGN I, Inc.	Delaware
USA Payment Systems, Inc.	Delaware

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

NCR Argentina S.R.L.	Argentina
Cardtronics ATM Pty Ltd	Australia
Cardtronics Australasia Pty Ltd	Australia
Cardtronics Australia Pty Ltd.	Australia
Cardtronics Holdings Australia Pty Ltd	Australia
Cardtronics Prepaid Pty Ltd	Australia
Cardtronics Pty Ltd.	Australia
Cardtronics Services Pty Ltd	Australia
Customers Operations Pty Ltd	Australia
Firstpoint Payments Pty Ltd	Australia
NCR Oesterreich Ges.m.b.H.	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda
NCR Brasil – Industria de Equipamentos para Automacao Ltda.	Brazil
NCR Brasil Ltda	Brazil
TIAGN I Brasil Servicos De Tecnologia Ltda	Brazil
Cardtronics Canada Armoured Car Inc.	Canada
Cardtronics Canada ATM Management Partnership	Canada
Cardtronics Canada ATM Processing Partnership	Canada
Cardtronics Canada Holdings Inc.	Canada

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

Cardtronics Canada Limited Partnership	Canada
Cardtronics Canada Operations Inc.	Canada
Cardtronics Canada, Ltd.	Canada
NCR Canada Corp.	Canada
NCR Canada Receivables GP Corp.	Canada
NCR Canada Receivables LP	Canada
NCR Atleos Canada Receivables GP Corp.	Canada
NCR Atleos Canada Receivables LP	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR Comercial E Inversiones Limitada	Chile
NCR (Bejing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Shanghai) Technology Services Ltd.	China
Retalix Technology (Bejing) Co. Ltd.	China
NCR Colombia Ltda	Colombia
GHS Medtech Ltd.	Cyprus
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR Global Financing Limited	Cyprus
NCR Ceska Republika spol. S.r.o.	Czech Republic

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

NCR Dominicana SRL	Dominican Republic
NCR ATM EG LLC	Egypt
4Front Technologies SA France	France
NCR France, SNC	France
NCR Antilles S.A.R.L.	French W.I.
Cardpoint GmbH	Germany
NCR GmbH	Germany
NCR Ghana Limited	Ghana
Cashzone Greece Single Member P.C.	Greece
NCR (Hellas) Single Member S.A.	Greece
TIAGN I Guatemala, Sociedad Anonima	Guatemala
NCR (Hong Kong) Limited	Hong Kong
NCR Magyarorszag Informacio-Technologiai Kft.	Hungary
Cardtronics India LLP	India
Digital Insight India Products Private Limited	India
NCR Corporation India Private Limited	India
PT. NCR Indonesia	Indonesia
Cardtronics Ireland Limited	Ireland
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR Italia S.r.l.	Italy

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

NCR Japan Ltd.	Japan
NCR (Kenya) Limited	Kenya
NCR ATM Lebanon SARL	Lebanon
CATM Luxembourg I Sarl	Luxembourg
CATM Luxembourg II Sarl	Luxembourg
NCR (Macau) Limited	Macau
NCR Payments and Services Malaysia Sdn Bhd	Malaysia
NCR (Malaysia) Sdn Bhd	Malaysia
Cardtronics Mexico, S.A. de C.V.	Mexico
DC Payments Mexico, S.A. de CV.	Mexico
DSM Services S.A. de C.V.	Mexico
NCR Dutch Holdings B.V.	Netherlands
Cardtronics New Zealand (Holdings) Limited	New Zealand
Cardtronics NZ Limited	New Zealand
NCR (Nigeria) LLC	Nigeria
Cardtronics, Inc. (Oman Branch)	Oman
NCR ATM Pakistan (SMC-Private) Limited	Pakistan
NCR del Peru S.A.C.	Peru
TIAGN Peru S.A.C.	Peru
NCR Cebu Development Center, Inc.	Philippines
NCR Corporation (Philippines)	Philippines

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

NCR Polska sp.z.o.o.	Poland
Cashzone Portugal, Unipessoal Lda.	Portugal
NCR Iberia Unipessoal, Lda.	Portugal
NCR Qatar LLC	Qatar
NCR A/O	Russia
NCR ATM d.o.o. Beograd	Serbia
NCR Singapore Pte Ltd	Singapore
NCR ATM South Africa Pty. Ltd.	South Africa
NCR International (South Africa) (Pty) Ltd.	South Africa
Spark ATM Systems (Pty) Ltd.	South Africa
Cardtronics Spain, Sociedad Limitada	Spain
National Registrierkassen AG	Switzerland
NCR (Switzerland) GmbH	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Co. Ltd.	Thailand
NCR Bilisim Sistemleri, L.S.	Turkey
NCR Ukraine Limited	Ukraine
Cardpoint Limited	United Kingdom
Cardtronics Creative UK Limited	United Kingdom

EXHIBIT 21

        SUBSIDIARIES OF NCR ATLEOS CORPORATION
as of December 31, 2023

Cardtronics Creative UK Limited Partnership	United Kingdom
Cardtronics Holdings Limited	United Kingdom
Cardtronics Limited	United Kingdom
Cardtronics Management Services Limited	United Kingdom
Cardtronics UK Limited	United Kingdom
CATM Africa Holdings Limited	United Kingdom
CATM Australasia Holdings Limited	United Kingdom
CATM Europe Holdings Limited	United Kingdom
CATM North America Holdings Limited	United Kingdom
I-Design Group Limited	United Kingdom
I-Design Multi Media Limited	United Kingdom
NCR Financial Solutions Group Limited	United Kingdom
NCR UK Group Financing Limited	United Kingdom
NCR UK Group Limited	United Kingdom
New Wave ATM Installations Limited	United Kingdom
Sunwin Services Group (2010) Limited	United Kingdom
N. Timms & Co. (Private) Ltd	Zimbabwe
NCR Zimbabwe (Private) Ltd	Zimbabwe